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                                                                 EXHIBIT 1-A(8)

                             KEMPER INVESTORS FUND

                             Subscription Agreement


     1. Share Subscription. The undersigned, on behalf of its KILICO Variable Separate Account, agrees to purchase from Kemper Investors Fund (the "Fund") the number of shares (the "Shares") of the Fund's Money Market Portfolio, Total Return Portfolio, High Yield Portfolio, Equity Portfolio and Investment Securities Portfolio, without par value, set forth at the end of this Agreement on the terms and conditions set forth herein and in the Preliminary Prospectus ("Preliminary Prospectus") described below, and hereby tenders the amount of the price required to purchase these shares at a price of $1.00 per share.


     The undersigned understands that the Fund has prepared a registration statement for filing with the Securities and Exchange Commission on Form N-1A, which contains the Preliminary Prospectus which describes the Fund and the Shares. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Preliminary Prospectus.


     The undersigned recognizes that the Fund will be not fully operational until such time as it commences the public offering of its shares. Accordingly, a number of features of the Fund described in the Preliminary Prospectus, including, without limitation, the declaration and payment of dividends, and redemption of shares upon request of shareholders, are not, in fact, in existence at the present time and will not be instituted until the Fund's registration under the Securities Act of 1933 is made effective.
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     2.      Registration and Warranties.  The undersigned hereby represents and warrants as follows:


          (a) It is aware that no Federal or state agency has made any findings or determination as to the fairness for investment, nor any recommendation or endorsement, of the Shares;


          (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;


          (c) It recognizes that the Fund has only recently been organized and has no financial or operating history and, further, that investment in the Fund involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that is has suitable financial resources and anticipated income to bear the economic risk of such an investment;


          (d) It is purchasing the Shares for its own account, for investment, and not with any intention of redemption, distribution, or resale of the Shares, either in whole or in part;


          (e) It agrees that it will not sell or dispose of the shares or any part thereof, except pursuant to redemption of the shares by the Fund.

          (f) This Agreement and Preliminary Prospectus and such material documents relating to the Fund as it has requested have been provided to it by
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the Fund and have been reviewed carefully by it; and


          (g) It has also had the opportunity to ask questions of, and receive answers from, representatives of the Fund concerning the Fund and the terms of the offering.


     3. The undersigned recognizes that the Fund reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.


     4. It represents and warrants that it will acquire the shares solely for its KILICO Variable Separate Account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that it has no present plan or intention to sell or otherwise dispose of the shares or any part thereof.


     Number of shares: 100,000 each of the Money Market Portfolio, Total Return Portfolio, High Yield Portfolio, Equity Portfolio and Investment Securities Portfolio. Subscription price $1.00 per share for an aggregate price of $500,000.00.


     IN WITNESS WHEREOF, the undersigned has executed this instrument this _______ day of ___________, 1987.



                                     KEMPER INVESTORS LIFE INSURANCE COMPANY

                                     By:____________________________________

                                     Title:_________________________________